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                                                                     EXHIBIT 4.6

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 6, 1998, among S&S Parking, Inc., Century Parking, Inc. and Sentry Parking Corporation (collectively, the "New Subsidiary Guarantors"), each a California corporation and wholly-owned subsidiary of APCOA/Standard Parking, Inc., a Delaware corporation (the "Company"), the Company and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 30, 1998, providing for the issuance of an aggregate principal amount of $140,000,000 of 9 1/4% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes");

     WHEREAS, Section 11.5 of the Indenture provides that under certain circumstances the Company may cause, and Section 11.3 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all the Company's Obligations under the Senior Subordinated Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO NOTE GUARANTEE. The New Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the Senior Subordinated Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Senior Subordinated Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes

4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiary Guarantors.

                            [SIGNATURE PAGES FOLLOW]
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated as of July 6, 1998

                                    APCOA/STANDARD PARKING, INC.



                                    By: /s/ Michael J. Celebrezze
                                       -----------------------------------------
                                       Name:  Michael J. Celebrezze
                                       Title: Executive Vice President and Chief
                                               Financial Officer


                                    S&S PARKING, INC.



                                    By: /s/ Michael J. Celebrezze
                                       -----------------------------------------
                                       Name:  Michael J. Celebrezze
                                       Title: Vice President and Treasurer




                                    CENTURY PARKING, INC.



                                    By: /s/ Michael J. Celebrezze
                                       -----------------------------------------
                                       Name:  Michael J. Celebrezze
                                       Title: Vice President and Treasurer



                                    SENTRY PARKING CORPORATION



                                    By: /s/ Michael J. Celebrezze
                                       -----------------------------------------
                                       Name:  Michael J. Celebrezze
                                       Title: Vice President and Treasurer




                                    STATE STREET BANK AND TRUST COMPANY,
                                    as Trustee



                                    By: /s/ Elizabeth C. Hammer
                                       -----------------------------------------
                                       Name:  Elizabeth C. Hammer
                                       Title: Vice President